THIS NOTE AND THE SECURITIES INTO WHICH IT IS CONVERTIBLE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR UNDER THE SECURITIES LAWS OF ANY STATE, AND HAVE BEEN OFFERED AND SOLD IN RELIANCE UPON THE EXEMPTION SET FORTH IN SECTION 4(2) OF SUCH ACT. THIS NOTE AND THE SECURITIES INTO WHICH IT IS CONVERTIBLE MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF WITHOUT PROPER REGISTRATION OR A SATISFACTORY OPINION OF COUNSEL THAT AN EXEMPTION FROM REGISTRATION APPLIES TO ANY SUCH TRANSACTION.

U.S. $2,530,558.40	Los Angeles,
California

SECURED CONVERTIBLE PROMISSORY NOTE

1.    FOR VALUE RECEIVED, the undersigned, Patient Safety Technologies, Inc., a Delaware corporation, with an office at 27555 Ynez Road, Suite 330, Temecula, CA 92591 ("Borrower"), promises to pay to Ault Glazer Capital Partners, LLC., with its principal place of business located at 1800 Century Park East, Suite 200 Los Angeles, CA 90067 or a permitted assignee of the Lender (“Lender" or "Noteholder” used interchangeably), the principal sum of Two Million Five Hundred Thirty Thousand Five Hundred Fifty Eight Dollars and Forty Cents ($2,530,558.40) (the "Principal Amount"), in lawful money of the United States of America. Interest shall accrue on the Principal Amount from the date hereof at a simple interest rate equal at all times to 7% per annum (each an “Interest Payment, and collectively the “Interest Payments”). Such accrued interest shall be payable quarterly on the last Business Day (as defined below) of each quarter beginning on September 30, 2007 (the “Interest Date”). For the purposes of this Note “Business Day shall mean any weekday unless such day is a holiday on which the New York Stock Exchange trading floor is closed. All accrued and unpaid interest and the Principal Amount shall be payable at the Maturity Date (as hereinafter defined). At the election of the Borrower the payment of interest may be made in cash or converted into equity as provided in paragraph 7(b) herein. All agreements between Borrower and Lender are expressly limited so that in no contingency or event whatsoever shall the amount paid or agreed to be paid to Lender for the use, forbearance, or detention of the indebtedness evidenced by this Note exceed the maximum amount permissible under applicable law. If from any circumstance Lender should ever receive as interest an amount which would exceed the highest lawful rate, such amount as would be excessive interest shall be applied to the reduction of the principal amount owing under this Note and not to the payment of interest.

2.    This Note, effective as of June 1, 2007, shall mature and the Principal Amount and accrued but unpaid interest hereunder shall become due and payable on December 31, 2010 (the "Maturity Date") if not prepaid or converted into equity in accordance with the provisions hereof.

3.    Payments of the Principal Amount and interest shall be made to Lender at the address of the Lender set forth above, or at such other place as may be designated in writing by Lender.

4.    Borrower, for itself and its legal representatives, successors, and assigns, expressly waives presentment, demand, protest, notice of dishonor, notice of non-payment, notice of maturity, notice of protest, presentment for the purposes of accelerating maturity, diligence in collection, and any other condition precedent to action against Borrower for the payment hereof.

5.    This Note shall become immediately due and payable, upon the expiration of any applicable grace period, without notice or demand upon the happening to Borrower of any one or more of the following specified events (each an “Event of Default”): (a) Borrower making a general assignment for the benefit of creditors; (b) Borrower consenting to or suffering an attachment, garnishment, execution or other legal process against any of its assets; (c) application for, or appointment of a receiver, trustee or custodian for, Borrower or Borrower’s property; (d) Borrower filing a voluntary petition under any of the provisions of the federal bankruptcy laws or having an involuntary petition filed against it under the federal bankruptcy laws which is not dismissed within 60 days; (e) any other proceeding under bankruptcy, insolvency, reorganization, relief of debtors, or similar laws is commenced by Borrower, or is commenced against Borrower and not dismissed within sixty (60) day; (f) if any payment of Principal Amount or interest due hereunder is not made within twenty (20) days after the date such payment was due; (g) any failure on the part of Borrower to keep or perform any of the terms or provisions of this Note or the Security Agreement between the Borrower and the Lender dated the even date hereof (the “Security Agreement”) or any amendment thereof; (h) delisting of the Borrower’s Common Stock from the Over-The-Counter Bulletin Board; (i) if any representation or warranty made by Borrower herein or in the Security Agreement was not true and correct in all material respects when made; and/or (j) the happening of any event under any agreement executed after the date hereof involving the borrowing of money in excess of $200,000 not in the ordinary course of business by, or advance of credit to, Borrower, which gives to the holder of such obligation the right to accelerate its maturity, whether or not such right is exercised. Any one or more of such events shall constitute an Event of Default hereunder. Upon the occurrence of any Event of Default as specified above, the balance of the Principal Amount, together with all accrued but unpaid interest, shall immediately become due and payable. Upon an Event of Default the interest rate on this Note shall become Twelve Percent (12%) per annum on the outstanding Principal Amount until paid in full or such Event of Default has been cured.

6.    Except as otherwise agreed to by the Borrower and Lender in writing, this Note may not be prepaid in whole or in part except as provided in Section 7(a)(ii) of this Note.

7.    (a)  (i)  At the election of the Noteholder, this Note may be convertible in whole or in part prior to its original maturity or prepayment into a number of shares (the "Shares") of the Borrower's common stock, $0.33 par value per share (the “Common Stock”), equal to the Principal Amount divided by a price per share equal to $2.50. The amount of accrued and unpaid interest hereunder shall be paid in cash or, at the sole option of the Borrower, in shares of the Borrower's Common Stock as provided in Section 7(b) of this Note. Such conversion of the Note shall be effected by Noteholder giving Borrower written notice of conversion and submitting this Note to Borrower for cancellation and issuance of the proper number of Shares to Noteholder or his qualified nominee or assign(s), and if this Note is being converted in part, a replacement Note representing the unconverted portion of this Note. The Borrower shall issue such shares and/or re-issue the unconverted portion of the Note within 15 Business Days of receipt of such notice from the Lender. The Conversion Price will be proportionately adjusted by (X) any stock splits and/or stock dividends which might be declared by Borrower, (Y) any subdivision or reclassification of the Borrower’s outstanding shares of Common Stock into a greater number of shares, and/or (Z) any combination or reclassification its outstanding shares of Common Stock into a smaller number of shares.

(ii)  Notwithstanding any of the foregoing, in the event the Trading Price (as defined below) equals or exceeds $5.00, the Borrower at its sole and absolute discretion at any time thereafter shall have the right to redeem the full Principal Amount plus all accrued and unpaid interest hereunder (the “Redemption Amount”). At the Maturity Date, at the Noteholder’s election, the Principal Amount shall be redeemed either in cash or in shares of the Borrower’s Common Stock. In the event the Noteholder shall elect to redeem the Principal Amount in shares of the Borrower’s Common Stock, the Principal Amount shall be convertible into a number of shares of the Borrower's Common Stock equal to the Principal Amount divided by a price of $2.50. In the event the Borrower shall elect to satisfy the accrued and unpaid interest in shares of Common Stock, the accrued and unpaid interest shall be convertible into a number of shares of the Borrower's Common Stock equal to the accrued and unpaid interest divided by the Interest Conversion Price. Upon redemption of this Note pursuant to this Section 7(a)(ii), the Noteholder shall promptly file a UCC-3 Termination Statement and fully and unconditionally release its security interest created by the Security Agreement. The “Trading Price” shall mean the average closing bid price of the Borrower’s Common Stock for any consecutive thirty trading days.

(b) At the sole election of the Borrower, any of the Interest Payments may be convertible in whole or in part into a number of shares of the Borrower's Common Stock (the "Interest Shares"), equal to the amount of the Interest Payments due divided by a price per share equal to 80% of the Market Price (the “Interest Conversion Price”). Such conversion shall be effected by the Borrower giving the Noteholder written notice of conversion of the Interest Payment and issuance of the proper number of the Interest Shares to Noteholder or his qualified nominee or assignee(s). (By way of example, and without limitation of the foregoing provisions, if the amount of the Interest Payment at December 31, 2008, equaled $175,000, and the Market Price was $2.00 per share, the Borrower would then issue 109,375 shares of its Common Stock in satisfaction of the Interest Payment ($175,000/($2.00*80%)). The “Market Price” shall mean the average closing bid price of the Borrower’s Common Stock for the thirty trading days immediately preceding the Interest Date.

(c) The Borrower shall at all times reserve and keep available out of its authorized and unissued Common Stock, such number of shares of Common Stock as shall from time to time be sufficient for the purpose of providing for the conversion of this Note. In case of any consolidation of the Borrower with, or merger of the Borrower into, another corporation (except a merger or other reorganization in which the Borrower shall be the surviving corporation and its shares of Common Stock shall continue to be outstanding and unchanged), the corporation formed by such consolidation or merger shall execute and deliver to the Noteholder a supplemental agreement providing that the Noteholder shall have the rights thereafter to receive, upon conversion of this Note, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger by a holder of the number of shares of Common Stock for which this Note might have been exercised immediately prior to such consolidation, merger, sale or transfer. Any shares issued to the Noteholder under this Note shall bear a legend substantially in the form of the following: "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT, OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.”

8.     (a) Lender represents and warrants that this Note has been purchased for investment, that he is an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), that he understands and can bear the risk of this highly speculative investment, that the Shares and the Interest Shares will not be registered under the Securities Act, or the securities laws of any state and that the Shares and the Interest Shares will be restricted and non-liquid security that is highly speculative and dependent upon the future success of the Borrower as to which there is no assurance.

(b) Lender further confirms that he has reviewed the Borrower’s SEC Reports. The “SEC Reports” shall mean all reports, schedules, forms, statements and other documents required to be filed by the Borrower under the Securities Act and the Exchange Act of 1934, as amended, including pursuant to Section 13(a) or 15(d) thereof.

(c) Borrower represents, warranties and covenants (as the case may be), that as of the date hereof, and for so long as any principal and/or interest is outstanding on this Note, all SEC Reports have been, and shall be, true and correct in all material respects and do not and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances, under which they were made, not misleading.

9.    This Note is to be construed and enforced according to and governed by the laws of the State of Delaware without giving effect to principles of conflicts of laws. In any action or proceeding arising out of or relating to this Note, Borrower waives (to the full extent permitted by law) all right to a trial by jury or to plead as a defense any statute of limitations or any other similar law or equitable doctrine. Borrower irrevocably consents to the jurisdiction of the courts of the State of Delaware and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Note, any document or instrument delivered pursuant to, in connection with, or simultaneously with this Note, or a breach of this Note or any such document or instrument. Borrower waives, to the full extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Note brought in the State of Delaware, and further irrevocably waives, to the full extent permitted by law, any claim that any such action or proceeding brought in such State has been brought in an inconvenient forum. In any such action or proceeding, Borrower waives, to the full extent permitted by law, personal service of any summons, complaint, or other process and agrees that service thereof may be made on Borrower by certified or registered U.S. mail or by personal delivery.

10.    This Note is non-negotiable, and may not to be assigned, transferred, pledged, or hypothecated to any entity that is not an Affiliate (as such term is defined in section 2(11) of the Securities Act) of the Lender without the prior written consent of the Borrower, which consent shall not be unreasonably withheld. Borrower may not assign or transfer this Note or any of its obligations under this Note in any manner whatsoever (unless through a consolidation or merger of Borrower, if a corporation, with or into another corporation) without the prior written consent of Lender.

11.    Borrower agrees to pay all costs and expenses (including, without limitation, reasonable attorney fees) incurred or payable by Lender in enforcing each provision of this Note including, without limitation, respecting the collection of any and all amounts payable under this Note.

12.    Borrower acknowledges that its obligations to make payments hereunder are absolute and unconditional and valid obligations of the Company, and agrees that such payments shall not be requested to be, and shall not be, subject to any defense, setoff, or counterclaim of any kind or nature, or any other action similar to the foregoing, provided that nothing contained herein shall preclude any separate proceeding by Borrower against Lender so long as such proceeding does not in any manner relate to or otherwise impair the payment or the collection of the amounts due hereunder in accordance with the terms of this Note. Borrower further represents that this Note has received all necessary approvals and is a valid and binding corporate act.

13.    No amendment, modification, rescission, waiver, consent, forbearance, or release of any provision of this Note shall be valid or binding unless made in writing and executed by a duly authorized representative of Borrower and Lender. No consent or waiver, express or implied, by Lender to the breach by Borrower in the performance by it of any of its obligations hereunder shall be deemed or construed to be a consent to or waiver of the further breach in the performance of the same or any other obligation of Borrower hereunder. Failure on the part of Lender to complain of the act or failure to act by Borrower or to declare Borrower in breach, irrespective of how long such failure continues, shall not constitute a waiver by Lender of any of its rights hereunder.

14.    This Note is expressly secured by a pledge by the Borrower of all of its assets as set forth in the Security Agreement and a Guaranty of Surgicount Medical, Inc., a California corporation and wholly owned subsidiary of Borrower. The security granted hereby shall have priority only over security subsequently granted to any party; provided, however, that the Lender shall subordinate this security interest in favor of any lender who provides financing to the Company of up to $2,000,000 in the form of a new credit facility and/or a replacement credit facility. Each Noteholder may file a UCC-1 Financing Statement to perfect the security interest granted herein. The aggregate amount of loan proceeds secured by this pledge will be not more than $2,530,558.40 (plus accrued and unpaid interest thereupon). The UCC-1 security will be issued in the name of Noteholder or such other party designated by Noteholder. Upon satisfaction of this Note, the Noteholder shall promptly file a UCC-3 Termination Statement.

15.    This Note and Security Agreement constitute a final written expression of all the terms of the agreement between the parties regarding the subject matter hereof, are a complete and exclusive statement of those terms, and supersede all prior and contemporaneous agreements, understandings, and representations between the parties. If any provision or any word, term, clause, or other part of any provision of this Note shall be invalid for any reason, the same shall be ineffective, but the remainder of this Note shall not be affected and shall remain in full force and effect.

16.    All notices, consents, or other communications provided for in this Note or otherwise required by law shall be in writing and may be given to or made upon the respective parties at their respective addresses set forth in Section 1 of this Note. Such addresses may be changed by notice given as provided in this subsection. Notices shall be effective upon the date of receipt; provided, however, that a notice (other than a notice of a changed address) sent by certified or registered U.S. mail, with postage prepaid, shall be presumed received not later than three (3) business days following the date of sending.

[Signature page follows.]

IN WITNESS WHEREOF, Borrower has executed and delivered this Note as of July ___, 2007.

PATIENT SAFETY TECHNOLOGIES, INC.

By: _________________________________
Name: William B. Horne
Title: Chief Executive Officer